TRANSLATION INTO ENGLISH LANGUAGE

BUYER: KALI TUNA, d.o.o., Kali, 23272 Kali, represented by Oli Valur Steindorsson, director

and

SUPPLIER: MB LUBIN fishing, d.o.o., 23272 Kali, represented by Mirko Ivoš, director,

have concluded in Kali, on 01 July 2009, the following:

SMALL PELLAGIC FISH SUPPLY CONTRACT

I OBJECT OF THE CONTRACT

Article 1

In the herein Contract Supplier undertakes to supply Buyer with fresh small pellagic fish (pilchard and mixed fish, hereinafter jointly: Fish), all for the purpose of tuna farming or for further sale.

Article 2

In the sense of this Contract, pilchard is considered the supplied fresh Fish, where the total amount includes, besides pilchard, at most 1 kg of other mixed fish (mackerel, horse mackerel and anchovy) per box.

In the sense of this Contract, mixed fish is considered the supplied fresh Fish, where the total amount includes, besides pilchard, more than 1 kg of other mixed fish (mackerel, horse mackerel and anchovy) per box.

Article 3

Supplier obliges to supply Buyer with the entire quantity of Fish caught by his boats during the duration of this Contract.

Supplier may, from time to time, deliver a certain amount of Fish to the third parties, exclusively subject to Buyer prior consent.

Article 4

In compliance with the herein Contract, Buyer is authorized to determine which Supplier boats will be performing fishing for Buyer’s purposes, during particular fishing period.

Article 5

Supplier is obliged to maintain all his boats properly and timely, and ensure the required number of crew members in order to entirely respond to Buyer requirements and orders, according to the herein Contract.

II DELIVERY, TAKEOVER AND EXAMINATION OF FISH

Article 6

Fish must be fresh and shocked, and delivered in fishery boxes, at the locations determined by the Buyer, taking into account Supplier operative possibilities.

III PRICE, INVOICING AND PAYMENT

Article 7

The price for the Fish supplied and the respective payment terms will be mutually established through the separate written agreement for each particular fishing season and will be matching the market prices and payment terms generally applied on the Fish supplies in the area of Adriatic Sea (Croatia).

If the supplied Fish, at the Buyer's rough estimate, does not comply his technological requirements (not suitable for the tuna nutrition or not appropriate for processing in that aim or not appropriate for human consumption), Buyer is entitled to reject the same or accept it with a quality objection at the latest by the beginning of the aforesaid Fish delivery, in which case the contracting parties will agreeably establish another lower price for such Fish.

IV CONTRACT DURATION

Article 8

The herein Contract is stipulated for the 20 years period and will last until 30. June 2029.

This Contract can cease before the aforementioned period in the cases:

- Upon written consent of both contracting parties.

- Upon written 15 days notice given by the Buyer, which notice Buyer is entitled to give in the case of Supplier’s breach of any of the regulations from the herein Contract.

V LOSS INDEMNITY

Article 9

Supplier is obliged to indemnify Buyer for any direct and/or indirect loss including the loss or decrease of the objectively expected profit, caused by the Seller’s breach of any regulation from the herein Contract.

VI GENERAL AND CLOSING CLAUSES

Article 10

Contracting parties will settle amicably any possible dispute related to this Contract, otherwise are obliged to accept the decision of the competent court of justice.

If any of the provisions of this Contract shall be determined to be invalid, illegal or unenforceable, by any court or other competent tribunal, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and the parties hereto will use their best endeavours to revise the affected provision so as to render it enforceable in accordance with the intention expressed herein.

Article 11

This Contract is written and signed in two equal counterparts, each contracting party receiving one counterpart.

The parties hereby agree that all changes and amendments to this Contract shall be effected in written form.

This contract enters into force and takes legal effects when signed by both contracting parties.

By the entrance into force of this Contract, all the earlier contracts stipulated between these parties in relation to the supply of small pelagic fish are terminated, except the price and payment terms agreed for the current fishing season, which are going to remain valid until the end of this season.

/s/ Mirko Ivos	/s/ Oli Valur Steindorsson
MB LUBIN RIBARSTVO d.o.o.	KALI TUNA d.o.o.